UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2006

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to its previously announced consent solicitation with respect to the outstanding series of securities issued under its Indenture, dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2 dated July 29, 1998, Supplemental Indenture No. 3 dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003, Supplemental Indenture No. 5, dated August 4, 2003, Supplemental Indenture No. 6, dated December 20, 2004 and Supplemental Indenture No. 7, dated June 6, 2006 (collectively, the “Indenture”) between the Company and Citibank, N.A. as Trustee (the “Trustee”), the Company and the Trustee have entered into Supplemental Indenture No. 8, dated November 8, 2006, providing for certain amendments and waivers, as discussed in the Consent Solicitation Statement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated September 20, 2006.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 9, 2006, the Company issued a press release reporting certain financial metrics for the third quarter and first nine months of 2006, as well as the comparable restated 2005 periods (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

The Press Release includes a non-GAAP constant-currency measure that the Company uses as a key performance metric in assessing organic business growth trends. The Press Release explains why the Company uses such non-GAAP measures.

The information in Item 2.02 of this Current Report on Form 8-K, including, without limitation, Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
 CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(1) Executive Deferred Compensation Plan for Post-2004 Deferrals

On November 7, 2006, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) adopted the Executive Deferred Compensation Plan for Post-2004 Deferrals (the “Post-2004 Plan”). The Post-2004 Plan replaces the Executive Deferred Compensation Plan, as amended and restated (“EDCP”) (filed as Exhibit (10)-y to the Company’s Annual Report on Form 10-K, dated March 8, 2005) to comply with certain requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and to implement certain design changes. The Post-2004 Plan does not apply to amounts that were earned and vested as of December 31, 2004, which are grandfathered under Section 409A and remain subject to the EDCP.

Under the Post-2004 Plan, annual deferral elections, distribution elections, and changes to distribution elections are to be made in accordance with section 409A of the Code.  In order to accomplish this, among other things, the Post-2004 Plan: (i) requires that payouts after a change in a deferral election are made at least 5 years after the original distribution date and requires that payouts be made a minimum of 6 months after termination or retirement; (ii) removes provisions allowing for certain accelerated reduced distributions of deferred amounts (known as “haircut provisions”); (iii) revises financial hardship withdrawals to be in accordance with Section 409A of the Code; (iv) disallows deferrals during cycled severance arrangements; (v) requires payout upon death to be made in a lump sum in the year after death; and (vi) updates change of control-related provisions.

The Post-2004 Plan also contains certain design changes, including (i) providing the ability to defer salary only for amounts in excess of certain Code limitations that apply to qualified retirement plans, (ii) eliminating sales incentive deferrals, (iii) factoring bonus deferrals into Company match calculations and (iv) changing the Plan Administrator from the Treasurer of the Company to an Executive Benefits Committee consisting of the Senior Vice President - Human Resources, Senior Vice President and General Counsel and Senior Vice President and Chief Financial Officer. Also, the Post-2004 Plan has been approved to take advantage of the advance-approval exemptions under rules issued pursuant to Section 16 of the Securities Exchange Act of 1934.

(2) Amendment to Executive Deferred Compensation Plan

On November 7, 2006, the Compensation Committee adopted amendments to the EDCP. The amendments to the EDCP provide:

(a)
for the re-allocation of amounts in a participant’s investment accounts, except that Company matching amounts contributed under the EDCP on behalf of a participant who is subject to Section 16 of the Securities Exchange Act of 1934 as of August 1, 2005 (including earnings credited on those amounts) must remain in Company common stock equivalents;

(b)
that the “Plan Administrator” is defined as an Executive Benefits Committee (consisting of the Senior Vice President - Human Resources, Senior Vice President and General Counsel and Senior Vice President and Chief Financial Officer) rather than the Treasurer of the Company; and

(c)	for a claims procedure under the Employee Retirement Income Security Act of 1974 for the resolution of participant claims.

ITEM 8.01     OTHER EVENTS.

Payment of compensation to the Company’s Directors has historically been tied to the Annual Meeting of Shareholders (the "Annual Meeting"), generally held each year in April or May, as a result of either plan language or past practice. The 2006 Annual Meeting has not yet been held due to the late filing of the Company's Annual Report on Form 10-K. Upon reviewing the applicable plans and past practice, the Board’s Nominating and Governance Committee has determined that, in light of their continued service as members of the Board of Directors and its various committees, Directors should be paid a portion of the compensation that would - but for the fact that the 2006 Annual Meeting has not been held - otherwise have been paid to them since May 1, 2006, as follows (which payments will be made in the immediate future):

(a) Annual Retainer

The aggregate amount of the Annual Retainer under the Annual Retainer Stock Plan for Non-Employee Directors is $52,000. Directors who have not met the Company’s Director Stock Ownership Guidelines (“Ownership Guidelines”) receive one-half of their Annual Retainer in the form of shares of the Company's common stock and the other half in cash. The cash portion of the Annual Retainer will be paid out now on a pro rata basis. Because the stock portion of the Annual Retainer is calculated using a formula based on the stock price as of the date of the Annual Meeting, it will not be paid at this time.

Directors who have met the Ownership Guidelines may elect to receive all, part or none of their Annual Retainer in the form of shares with the remaining portion of the Annual Retainer paid in cash. These Directors made an election as to the percentage of their individual compensation which would be paid in stock and that election continues in effect. The cash portion, if any, of the Annual Retainer for these Directors will be paid on a pro rata basis at this time. The stock portion will not be paid at this time for the reasons stated above.

(b) Other Director Compensation

Additional cash compensation is paid to Directors for service as a member of the Audit Committee or chair of a Board committee and as the Lead Director. In addition, cash compensation is paid to a Director Emeritus for up to a two-year period after retirement from the Board. The annual amounts of such additional fees are:

Lead Director	$25,000
Chair of the Audit Committee	10,000
Director Emeritus	7,500
Chair of the Compensation Committee	7,500
Chair of the Nominating and Governance Committee	7,500
Member of the Audit Committee	5,000

The Lead Director compensation is paid in cash pursuant to the Company’s Lead Director Guidelines at the same time as the payment of the cash portion of the Annual Retainer. A pro rata portion of this compensation will be paid out at this time. The “other director fees” set forth above are usually paid in a lump sum at the beginning of the year and that amount will also be paid at this time.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of businesses acquired. - Not applicable
(b)	Pro forma financial information. - Not applicable
(c)	Exhibits. The following exhibit is furnished, not filed, as part of this report:
99.1 Press Release dated November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Efrain Rivera
Efrain Rivera
Vice President and Treasurer

Date: November 9, 2006